EXHIBIT 16.1

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

October 3, 2014

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated October 2, 2014, of ChinAmerica Andy Movie Entertainment Media Co., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants
Clearwater, Florida